Exhibit 21.1

LIST OF SUBSIDIARIES

Set forth below is a list of all subsidiaries of the Company as of December 31, 2012 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

NAME OF SUBSIDIARY	Jurisdiction
Best S.p.A.	Italy
Best Deutschland GmbH	Germany
Best Poland S.p.zo.o.	Poland
Broan Building Products-Mexico, S. de R.L. de C.V.	Mexico
Broan-NuTone Canada, Inc.	Ontario, Canada
Venmar Ventilation Inc.	Quebec, Canada
Innergy Tech Inc.	Quebec, Canada
Venmar CES, Inc.	Saskatchewan, Canada
Ergotron, Inc.	Minnesota
Dongguan Ergotron Precision Technology Co. Ltd.	China
Ergotron Nederland B.V.	The Netherlands
NuTone LLC	Delaware
Broan-NuTone LLC	Delaware
Broan Building Products (Huizhou) Co., Ltd.	China
Broan-NuTone (HK) Limited	Hong Kong
Broan-NuTone Storage Solutions LP	Delaware
Pacific Zephyr Range Hood, Inc.	California
Zephyr Ventilation, LLC	California
Eaton-Williams Group Limited	United Kingdom
Linear LLC	California
Gates That Open, LLC	Florida
Gefen, LLC	California
Magenta Research, Ltd.	Connecticut
TV One Broadcast Sales Corporation	Kentucky
Operator Specialty Company, Inc.	Michigan
Panamax LLC	California
SpeakerCraft, LLC	Delaware
The AVC Group, LLC
Linear H.K. Manufacturing Ltd.	Hong Kong
Nortek Holding B.V.	The Netherlands
Barcom (UK) Holdings Limited	United Kingdom
TV One Limited	United Kingdom
Barcom Asia Holdings, LLC	Kentucky
TV One Asia Ltd.	China
Barcom China Holdings, LLC	Kentucky
TV One (Shanghai) Electronics Technology Co. Ltd.	Taiwan
Nordyne LLC	Delaware
CES Group, LLC	Delaware

Governair LLC	Oklahoma
Huntair, Inc.	Delaware
Mammoth, Inc.	Delaware
Nordyne de Puerto Rico, LLC	Puerto Rico
NORDYNE International, Inc.	Delaware
Miller de Mexico S.A. de R.L. de C.V.	Mexico
Nordyne Argentina SRL	Argentina
Nordyne do Brasil Distribuidora de Ar Condicionado Ltda.	Brazil
Temtrol, LLC	Oklahoma
Ventrol Air Handling Systems Inc.	Quebec, Canada
Nortek (Shanghai) Trading Co., Ltd.	China